Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2026, with respect to the consolidated financial statements included in the Annual Report of Noodles & Company on Form 10-K for the period ended December 30, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Noodles & Company on Forms S-8 (File No. 333-281490, File No. 333-272120, File No. 333-189878 and File No. 333-189877) and on Forms S-3 (File No. 333-217760 and File No. 333-225238).

/s/ GRANT THORNTON LLP

Denver, Colorado
March 25, 2026